EXHIBIT 10.53
     1. Parties. This Sublease, dated, for reference purposes only, March 30, 2006 , is made by and between Jetabout North America, Inc., a Delaware Corporation, successor to ATS Tours (“Sublessor”) and En Pointe Technologies, Inc., a Delaware Corporation                      (“Sublessee”).
2.	Premises. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term, at the rental, and upon all of the conditions set forth herein, that certain real property, including all improvements therein, and commonly
known by the street address of 2381 Rosecrans Avenue, El Segundo 90245                                         located in the County of Los Angeles            , State of California                                          and generally described as (describe briefly the nature of the property) Approximately 13,166 rentable square feet of office space on the 3rd floor of the above referenced building, more commonly known as Suite 325. (“Premises”).
See Exhibit A — Premises
3. Term.
          3.1 Term. The term of this Sublease shall be for    Thirty-one (31) months                     commencing on and ending on   July 1, 2006   and ending on January 31, 2009   unless sooner terminated pursuant to any provision hereof.
          3.2 Delay in Commencement. Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the commencement date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 2.3 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).
     4. Rent.
     4.1 Base Rent. Sublessee shall pay to Sublessor as Base Rent for the Premises equal monthly payments of $ 15,799.20       in advance, on the    1st   day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $ 15,799.20    as Base Rent for the month of July, 2006   Base Rent for any period during the term hereof which is for less than one month shall be a pro rata portion of the monthly installment.
     4.2 Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.
     5. Security Deposit. Sublessee shall deposit with Sublessor upon execution hereof $ 15,799.20           as security for Sublessee’s faithful performance of Sublessee’s obligations hereunder. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).
     6. Use.
          6.1 Agreed Use. The Premises shall be used and occupied only for per the Master Lease   and for no other purpose.
          6.2 Compliance. Sublessor warrants that the improvements on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances (“Applicable Requirements”) in effect on the commencement date. Said warranty does not apply to the use to which Sublessee will put the Premises or to any alterations or utility installations made or to be made by Sublessee. NOTE: Sublessee is responsible for determining whether or not the zoning is appropriate for its intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, or in the event that the Applicable Requirements are hereafter changed, the rights and obligations of Sublessor and Sublessee shall be as provided in Paragraph 2.3 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).
          6.3 Acceptance of Premises and Lessee. Sublessee acknowledges that:
               (a) it has been advised by Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Sublessee’s intended use,
               (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and
               (c) neither Sublessor, Sublessor’s agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease.
     In addition, Sublessor acknowledges that:
               (a) Broker has made no representations, promises or warranties concerning Sublessee’s ability to honor the Sublease or suitability to occupy the Premises, and
               (b) it is Sublessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
7. Master Lease
          7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the “Master Lease”, a copy of which is attached hereto marked Exhibit 1, wherein Continental Rosecrans Aviation L. P., a California limited partnership, successor in interest of Continental Development Corporation, a California corporation   is the lessor, hereinafter the “Master Lessor”
          7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.
          7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Lessor” is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word “Lessee” is used it shall be deemed to mean the Sublessee herein, except for the following:

©1997 — American Industrial Real Estate Association	FORM SBS-1-3/97

Sections 1.1(t), 2.3 (last sentence), 7.1, 7.2, Article 10, Article 11, sections 33.1 (first sentence), 35.19, 35.20, 35.21; Rider No. 1; First Amendment sections 6, 7, 9, 11 and 12.”
          7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: Paragraph 11 of the First Amendment
          7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessee’s Assumed Obligations”. The obligations that Sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the “Sublessor’s Remaining Obligations”.
          7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys’ fees, arising out of Sublessee’s failure to comply with or perform Sublessee’s Assumed Obligations.
          7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor’s Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor’s failure to comply with or perform Sublessor’s Remaining Obligations.
          7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.
     8. Assignment of Sublease and Default.
          8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor’s interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.
          8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor’s Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor’s Remaining Obligations.
          8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor’s obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.
          8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.
     9. Consent of Master Lessor.
          9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within ten days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.
          9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor’s consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.
          9.3 In the event that Master Lessor does give such consent then:
               (a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.
               (b) The acceptance of Rent by Master Lessor from Sublessee or anyone else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.
               (c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.
               (d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or anyone else liable under the Master Lease or this Sublease without first exhausting Master Lessor’s remedies against any other person or entity liable thereon to Master Lessor.
               (e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.
               (f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.
          9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.
          9.5 Master Lessor acknowledges that, to the best of Master Lessor’s knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.
          9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.
     10. Brokers Fee.
          10.1 Upon execution hereof by all parties, Sublessor shall pay to Staubach Commercial Services — SoCal, Inc.,    a licensed real estate broker, (“Broker”), a fee as set forth in a separate agreement between Sublessor and Broker, or in the event there is no such separate agreement, the sum of $ Per separate agreement for brokerage services rendered by Broker to Sublessor in this transaction.
          10.2 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor’s obligation under this Paragraph 10.2 is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

©1997 — American Industrial Real Estate Association	FORM SBS-1-3/97

          10.3 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.
          10.4 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.
          10.5 Any transferee of Sublessor’s interest in this Sublease, or of Master Lessor’s interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.
11. Attorney’s Fees. If any party or the Broker named herein brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action, on trial and appeal, shall be entitled to his reasonable attorney’s fees to be paid by the losing party as fixed by the Court.
12. Additional Provisions. [If there are no additional provisions, draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.] Please see attached Addendum Paragraphs 13 through 20.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE’S INTENDED USE.
WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at:

on:	By	Ross Webster

Address: 300 N. Continental Boulevard, El Segundo, CA	By	President
“Sublessor” (Corporate Seal)

Executed at: El Segundo, California

on: April 6, 2006	By	/s/ Javed Latif

Address: 100 N. Sepulveda Blvd., El Segundo, CA	By	Chief Financial Officer
“Sublessee” (Corporate Seal)

Executed at:

on:	By

Address:	By

“Master Lessor” (Corporate Seal)
NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower St., Suite 600, Los Angeles, CA 90017. (213) 687-8777.

©1997 — American Industrial Real Estate Association	FORM SBS-1-3/97

ADDENDUM TO STANDARD SUBLEASE
DATED MARCH 30, 2006
BY AND BETWEEN
JETABOUT NORTH AMERICA, INC.. (“SUBLESSOR”)
EN POINTE TECHNOLOGIES, INC.,
(“SUBLESSEE”)
FOR THE PROPERTY LOCATED AT
2381 ROSECRANS AVENUE, SUITE 325
EL SEGUNDO, CA
13.	Lessee Improvements: Lessee accepts the Premises “as-is”, with no modifications to be provided by Sublessor.
14.	Furniture: Lessee shall have the right to purchase the furniture for $1. The list of said furniture shall be provided to Sublessee by April 10th.
15.	Operating Expenses: Base Year is 2006 for operating expenses. Sublessee shall be responsible for all work orders requested during the Term and any additional charges incurred by or as a result of Sublessee’s use of the Premises, including but not limited to after-hours HVAC usage and electricity per the Master Lease.
16.	Signage: Pursuant to the Master Lease.

17.	Sublease/Assignment: Pursuant to the Master Lease.

18.	Parking: Sublessee shall be responsible for all costs pursuant to the Master Lease.
19.	Beneficial Occupancy: Sublessee shall have the right to occupy the Premises prior to the Commencement Date, subject to full execution and delivery of this Standard Sublease, the receipt of Master Lessor’s consent, the receipt by Sublessor or any monies due from Sublessee per this Standard Sublease, and Sublessor’s receipt of Sublessee’s required insurance certificates.
20.	Storage Space: The Storage Space is specifically excluded from this Standard Sublease.

©1997 — American Industrial Real Estate Association	FORM SBS-1-3/97

Exhibit A
Premises

©1997 — American Industrial Real Estate Association	FORM SBS-1-3/97